CONTACT:   Kenneth Wagner, SVP Investor Relations
           Provident Financial Services, Inc.
           (201) 915-5344

FOR IMMEDIATE RELEASE:  April 26, 2007

                       PROVIDENT FINANCIAL SERVICES, INC.
                      ANNOUNCES 2007 ANNUAL MEETING RESULTS


Jersey City, New Jersey

     Provident Financial Services, Inc. (NYSE: PFS) ("Provident") held its 2007 Annual Meeting of Stockholders on Wednesday, April 25, 2007, at 10:00 a.m. local time, at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey.

     At the Annual Meeting, Thomas W. Berry, John G. Collins, Frank L. Fekete, John P. Mulkerin and Paul M. Pantozzi were elected to the Board of Directors, each for a three-year term. Provident's stockholders also ratified the appointment of KPMG LLP as Provident's independent public accounting firm for the year ending December 31, 2007.

     Provident also announced that Thomas E. Sheenan, whose term expires in 2009, retired from Provident's Board of Directors in accordance with Provident's retirement policy for directors. Mr. Sheenan has been appointed as Director Emeritus of The Provident Bank.

     Provident is the bank holding company for The Provident Bank, a community-oriented bank that offers a full range of retail and commercial loan products. The Bank currently operates 84 full service branches throughout northern and central New Jersey.